Exhibit (23)(e)
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Consumers Energy Company:

(1)	Registration Statement (Form S-3 No. 333-120611) of Consumers Energy Company, and

(2)	Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;
of our report dated February 21, 2007, with respect to the consolidated financial statements and schedule of Consumers Energy Company for 2006 and 2005 included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/Ernst & Young LLP

Detroit, Michigan
February 20, 2008